Exhibit 21

SUBSIDIARIES OF

WATTS WATER TECHNOLOGIES, INC.

North America

Name of Subsidiary	Jurisdiction of Organization
Watts Regulator Co. (d.b.a Calflex Manufacturing, Savard Plumbing Company & Ames Fire and Waterworks)	MA
Watts Drainage Products, Inc.	DE
Anderson-Barrows Metals Corporation	CA
Webster Valve, Inc.	NH
Watts Spacemaker, Inc.	CA
Watts Radiant, Inc.	DE
Watts Distribution Company, Inc.	DE
Watts Premier, Inc.	AZ
Hunter Innovations, Inc.	CA
Flowmatic Systems, Inc. (d.b.a Alamo Water Refiners)	DE
Orion Enterprises, Inc. (d.b.a Orion Fittings, Laboratory Enterprises & Flo-Safe)	KS
Watts Sea Tech, Inc. (d.b.a Sea Tech, Inc.)	DE
HF Scientific, Inc.	FL
Core Industries Inc. (d.b.a. FEBCO, Mueller Steam Specialty & POLYJET Valves)	NV
Dormont Manufacturing Company	PA
Mechline, Inc.	PA
Watts Industries (Canada) Inc.	Canada

Europe & Africa

Name of Subsidiary	Jurisdiction of Organization
Watts Industries Europe BV	Netherlands
Watts Intermes GmbH	Austria
Watts Industries Belgium Bvba	Belgium
Watts Belgium Holding Bvba	Belgium
Watts MTB EAD	Bulgaria
Watts Industries France S.A.S.	France
Groupe ATS Expansion	France
Gripp S.A.S.	France
Porquet S.A.S.	France
Watts Electronics SAS	France
Watts Industries Deutschland GmbH	Germany
Watts Germany Holding GmbH	Germany
Watts Instrumentation GmbH	Germany
Watts Italy Holding S.r.l.	Italy
Watts Londa SpA	Italy
Watts Industries Italia S.r.l.	Italy
Stern Rubinetti S.r.l.	Italy
Philabel BV	Netherlands
Watts Industries Netherlands BV	Netherlands

Name of Subsidiary	Jurisdiction of Organization
Anderson-Barrows Benelux BV	Netherlands
Watts Europe Services BV	Netherlands
Watts Industries, Sp. Z.o.o	Poland
Watts Ind. Iberica SA	Spain
Watts Sweden Holding AB	Sweden
Watts Industries Nordic AB	Sweden
Kim Olofsson Safe Corporation AB	Sweden
Watts Intermes AG	Switzerland
Watts Industries Tunisia SAS	Tunisia
Watts Industries U.K. Ltd.	United Kingdom
TEAM Precision Pipework, Ltd.	United Kingdom
Black Teknigas Limited	United Kingdom
Giuliani Anello S.r.l.	Italy
Electro Controls Ltd.	United Kingdom
Watts Microflex NV	Belgium
Watts U.K. Ltd.	United Kingdom
Mechline Developments Limited	United Kingdom

China

Name of Subsidiary	Jurisdiction of Organization
Tianjin Tanggu Watts Valve Co., Ltd.	China
Watts Plumbing Technologies (Taizhou) Co. Ltd.	China
Tianjin Watts Valve Company	China
Watts Valve (Taizhou) Co., Ltd.	China
Watts Valve (Changsha) Co., Ltd.	China
Ningbo Best Metal & Plastic Manufacturing Company, Ltd.	China
Watts (Ningbo) International Trading Co., Ltd.	China
Black Teknigas (Far East) Limited	China